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                                 Exhibit 23.2
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The Board of Directors
Moore Medical Corp.

Ladies and Gentlemen:

We consent to the use of our report incorporated herein by reference in the registration statement on Form S-8 filed herewith by Moore Medical Corp. with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of 17,500 shares of the its common stock, $.01 par value.

                              /s/
                              PricewaterhouseCoopers LLP


                              Hartford, Connecticut
                              February 28, 2001

                                      E-2